1 1st Quarter 2022 Flagstar Bancorp, Inc. (NYSE: FBC) Earnings Presentation 1st Quarter 2022 April 27, 2022

2 1st Quarter 2022 This presentation contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Forward-looking statements are based on management’s current expectations and assumptions regarding the Company’s business and performance, the economy and other future conditions, and forecasts of future events, circumstances and results. However, they are not guarantees of future performance and are subject to known and unknown risks, uncertainties, contingencies and other factors. Generally, forward-looking statements are not based on historical facts but instead represent our management’s beliefs regarding future events. Such statements may be identified by words such as believe, expect, anticipate, intend, plan, estimate, may increase, may fluctuate, and similar expressions or future or conditional verbs such as will, should, would and could. Such statements are based on management’s current expectations and are subject to risks, uncertainties and changes in circumstances. Actual results and capital and other financial conditions may differ materially from those included in these statements due to a variety of factors, including without limitation those found in periodic Flagstar reports filed with the U.S. Securities and Exchange Commission, which are available on the Company’s website (flagstar.com) and on the Securities and Exchange Commission's website (sec.gov). Any forward-looking statements made by or on behalf of us speak only as to the date they are made, and we do not undertake to update forward-looking statements to reflect the impact of circumstances or events that arise after the date the forward-looking statements were made, except as required under United States securities laws. In addition to results presented in accordance with GAAP, this presentation includes non-GAAP financial measures. The Company believes these non-GAAP financial measures provide additional information that is useful to investors in helping to understand the capital requirements Flagstar will face in the future and underlying performance and trends of Flagstar. Non-GAAP financial measures have inherent limitations, which are not required to be uniformly applied. Readers should be aware of these limitations and should be cautious with respect to the use of such measures. To compensate for these limitations, we use non-GAAP measures as comparative tools, together with GAAP measures, to assist in the evaluation of our operating performance or financial condition. Also, we ensure that these measures are calculated using the appropriate GAAP or regulatory components in their entirety and that they are computed in a manner intended to facilitate consistent period-to-period comparisons. Flagstar’s method of calculating these non-GAAP measures may differ from methods used by other companies. These non-GAAP measures should not be considered in isolation or as a substitute for those financial measures prepared in accordance with GAAP or in-effect regulatory requirements. Where non-GAAP financial measures are used, the most directly comparable GAAP or regulatory financial measure, as well as the reconciliation to the most directly comparable GAAP or regulatory financial measure, can be found in these conference call slides. Additional discussion of the use of non-GAAP measures can also be found in the Form 8-K Current Report related to this presentation and in periodic Flagstar reports filed with the U.S. Securities and Exchange Commission. These documents can all be found on the Company’s website at flagstar.com. Cautionary statements

3 1st Quarter 2022 Unique relationship-based business model • Average C&I loans rose 24% to $1.8B for the quarter as the commercial banking team remains well positioned to deliver solid loan growth for the rest of the year. • Retail deposit costs remained flat at 11 basis points. Strengthen mortgage Grow community banking Highly profitable operations • Our asset sensitive balance sheet yielded a 15 basis point expansion in net interest margin and higher net return on the MSR asset as interest rates rise. • Our current quarter earnings demonstrate the resilience of our portfolio of businesses despite less than 15% of our revenue coming from gain-on-sale. Positioned to thrive in any market • As rates rise - the community banking and servicing businesses are demonstrating our complementary business strategy by delivering increased profitability. • Our diversified business model delivered solid results in a slowing mortgage market. • Adjusted return on average assets was 0.9% with only a $45M contribution from GoS in a seasonally weak quarter. • Strength of business model is demonstrated during transitionary periods like now, and as the mortgage business slows due to rising interest rates, banking and servicing will prosper. • Our multi-channel origination platform produces strong returns in a volatile interest rate environment and shrinking mortgage market. • Proactive expense management, combined with the variable cost structure of our mortgage business, drove total mortgage NIE lower compared to the fourth quarter as capacity is actively managed to fit the market. Strategic highlights • Serviced accounts were up slightly as prepayments slow with rising interest rates and we continue to add subserviced loans to our portfolio. • Average custodial deposits remain an important source of liquidity; as we accumulate more owned MSR, these balances provide more funding at a lower average cost. Award winning servicing business 1. References non-GAAP number. Please see reconciliations on pages 39 - 40.

4 1st Quarter 2022 1. References non-GAAP number. Please see reconciliations on pages 39 - 40. Solid earnings Growth in community banking and servicing • Strong C&I loan growth with average balances up 24% from last quarter. • Cost of total retail deposits flat at 0.11%; total deposit costs of 0.14%. • Total loans serviced grew to 1.3 million loans, over $300bn of UPB, at period-end and provided $5.0bn of low-cost custodial deposits. Mortgage revenue Strong asset quality Robust capital position • Total risk based capital ratio at 16.5%, or 18.6% if the risk-weighting of warehouse loans were adjusted to 50% to reflect the risk weightings of the assets that fully collateralized the loans. • Tier 1 leverage ratio at 11.8% and CET1 ratio at 13.8% reflecting strong capital generation. • Over $1.2bn of excess total risk-based capital over the minimum level needed to be considered well-capitalized. • Adjusted net income of $55mm, or $1.02 per diluted share, in 1Q22(1), an ROA of 0.9% • Grew TBV per share $0.36, or 0.7%, to $48.69(1) per share at 3/31/22 • Gain on sale revenue of $45mm, as margin compressed 44 basis points to 58 basis points on lower EBO securitizations and secondary performance; channel margin declined by only 9 basis points. • Net return on MSR of $29mm, reflecting improved valuations of our MSR portfolio and favorable hedge results. • Credit reserves of $145mm at 3/31/22, a $25mm decrease from 4Q21, with a coverage ratio of 1.1% of loans HFI, or 1.6% excluding warehouse loans and remains higher than the CECL day 1 reserve coverage ratio of 1.5% • Early stage delinquencies were negligible, and there were no delinquent commercial loans at quarter-end. Financial highlights

Quarterly income comparison

1st Quarter 2022

$mm

	1Q22	4Q21	$ Variance	% Variance
Net interest income	$165	$181	($16)	(9%)
(Benefit) provision for credit losses	(4)	(17)	$13	(76%)
Net interest income after PLL	169	198	($29)	(15%)
Net gain on loan sales	45	91	(46)	(51%)
Loan fees and charges	27	29	(2)	(7%)
Loan administration income	33	36	(3)	(8%)
Net return on mortgage servicing rights	29	19	10	N/M
Other noninterest income	26	27	(1)	(4%)
Total noninterest income	160	202	(42)	(21%)
Compensation and benefits	127	137	(10)	(7%)
Commissions and loan processing expense	47	59	(12)	(20%)
Other noninterest expenses	84	89	(5)	(6%)
Total noninterest expense	258 (1)	285 (1)	(27)	(9%)
Income before income taxes	**71**	**115**	**(44)**	**(38%)**
Provision for income taxes	16 (1)	25 (1)	(9)	(36%)
Net income	**$55** (1)	**$90** (1)	**($35)**	**(39%)**
Diluted income per share	**$1.02** (1)	**$1.69** (1)	**-$0.67**	**(40%)**
Profitability				
Net interest margin	3.11%	2.96%	15 bps	
Net gain on loan sales / total revenue	13.8%	23.8%	-9.9%	
Fallout adjusted rate lock commitments (2)	$7,700	$8,900	($1,200)	(13%)
Mortgage closings (2)	$8,200	$10,700	($2,500)	(23%)
Net gain on loan sale margin, HFS	0.58%	1.02%	(44) bps	

Observations

Net interest income

- Net interest income decreased $16 million
  - Net interest margin was 3.11%, a 15 bp increase attributable to higher rates and LGG loans.
  - Average earning assets decreased $2.7 billion, or 11 percent, as LHFS average decreased $1.6 billion and warehouse loans decreased $1.2 billion, partially offset by C&I growth of $360 million.
  - Average deposits decreased 9% to $18.1 billion, with average custodial deposits decreasing $1.3 billion.

Noninterest income

Noninterest income decreased $42mm, or 21%

- Net gain on loan sale margin decreased 44 basis points, to 58 basis points, with FOALs down 13%.
- Net return on MSR was $10 million higher due to improved valuation and hedge performance.

Noninterest expense

- Noninterest expense decreased $27mm, or 9%
- The ratio of mortgage noninterest expense to closings – our mortgage expense ratio – was 1.24 percent

1. Non-GAAP number, please see reconciliations on pages 39 - 40.
2. Rounded to the nearest hundred million

N/M = not meaningful

5

Flagstar Bancorp

6 1st Quarter 2022 3.06% 3.12% 3.22% 3.18% 3.30% 7.5 6.9 7.8 6.5 4.8 4.0 3.7 3.6 3.4 3.4 4.5 4.5 4.6 4.7 5.1 6.4 5.4 5.4 5.1 4.0 4.8 4.8 4.3 4.6 4.3 $27.2 $25.3 $25.7 $24.3 $21.6 1Q21 2Q21 3Q21 4Q21 1Q22 LHFS Consumer LHFI CRE and C&I Warehouse Other Average interest-earning assets & yields ($bn) 0.31% 0.28% 0.25% 0.24% 0.26% Average liabilities and rate ($bn) Warehouse- $4.6bn (EOP-3/31/22) CRE - $3.3bn (EOP-3/31/22) C&I - $2.0bn (EOP-3/31/22) Net interest income 11.8 11.7 12.2 12.3 12.0 8.2 7.4 6.9 7.5 6.1 4.0 3.6 4.1 2.7 1.9 0.4 0.4 1.0 0.4 0.4 $24.5 $23.1 $24.2 $22.9 $20.4 1Q21 2Q21 3Q21 4Q21 1Q22 Retail Deposits Other Deposits FHLB Borrowings LT Debt 66% 31% 3% Variable Rate > Floor Variable Rate < Floor Fixed Rate 1. If benchmark interest rates increase 50 basis points the percentage will shift to approximately 35% for warehouse loans and 8% for commercial loans (includes CRE and C&I) 65% 31% 4% Variable Rate > Floor Variable Rate < Floor Fixed Rate 9% 91% Variable Rate > Floor Variable Rate < Floor(1) (1) (1)

Total revenue and expense

1st Quarter 2022

Total revenue ($mm)


Net Interest Income
Mortgage Revenue
Loan Fees
Loan Admin
Other
$513
28
27
42
227
189
1Q21
$435
24
28
37
163
183
2Q21
$461
24
31
33
178
195
3Q21
$383
27
36
29
110
181
4Q21
$325
26
33
27
74
165
1Q22

Noninterest expense ($mm)[1]


Comp & Benefits
Commissions
Loan Processing
Other
$312
85
21
62
144
1Q21
$290
95
22
51
122
2Q21
$281
85
22
44
130
3Q21
$285
89
21
38
137
4Q21
$258
84
21
26
127
1Q22

Noninterest income

- Noninterest income down $42mm, or 21%
  - Mortgage revenue decreased $36mm to $74mm, compared to the prior quarter, on decreases in FOAL volume and margin pressure. Net return on MSR performance improved with the rising rates due to favorable hedge performance and decreased prepayment speeds improving the valuation.
  - Loan fees and charges decreased $2mm primarily due to a 23 percent decrease in closings, partially offset by higher ancillary fee income from our servicing business.
  - Loan administration income decreased $3mm, to $33 million, due to a decrease of higher rate subserviced loans in forbearance.

Noninterest expense

- Noninterest expense down $27mm, or 9%
  - Mortgage expenses decreased $19mm to $102mm for the quarter. The ratio of mortgage noninterest expense to closings – our mortgage expense ratio – was 1.24 percent primarily due to lower commissions as mortgage closings decreased compared to the prior quarter.
  - Non-mortgage expense decreased $8mm reflecting a decrease in incentive compensation and a reduction in FTE, partially offset by seasonally higher payroll taxes and benefits.

1. Non-GAAP number, please see reconciliations on pages 39 - 40.

7

Flagstar Bancorp

8 1st Quarter 2022 DDA 21% Savings 21% MMDA 5% CD 4% Custodial 32% Government 11% Brokered 6% Deposits and Lending Portfolio and strategy overview • Flagstar gathers deposits from consumers, businesses and select governmental entities – Cost of total deposits(1) equal to 0.14%, flat compared to 4Q21 – Traditionally, CDs and savings accounts represented the bulk of our branch-based retail depository relationships – Today, we are focused on growing DDA balances with consumer, business banking and commercial relationships – We additionally maintain depository relationships in connection with our mortgage origination and servicing businesses, and with governmental entities Total average deposits $18.1bn 1. Total deposits include noninterest bearing deposits. Total average LHFI $12.4bn Total: $18.1 bn 0.14% cost of total deposits(1) • Flagstar’s largest category of earning assets consists of loans held-for-investment which averaged $12.4bn during 1Q22 – Loans to consumers consist of residential first and second mortgage loans, HELOC and other – C&I / CRE lending is an important growth strategy, offering risk diversification and asset sensitivity – Warehouse lending to both originators that sell to Flagstar and those who sell to other investors – Average loans declined $900 million, or 7 percent, due to lower warehouse balances as the mortgage market continues to normalize. Growth in C&I loans partially offset these declines. 1st Mortgage 12% 2nds, HELOC & other 15%Warehouse 32% CRE 26% C&I 15% Total: $12.4 bn 3.59% LHFI yield

9 1st Quarter 2022 Commercial lending Diversified relationship-based approach Commercial Real Estate - $3.3bn (3/31/2022) Commercial & Industrial - $2.0bn (3/31/2022) Financial, insurance & real estate 65% Services 14% Manufacturing 15% Healthcare 2% Distribution 3% Government & education 1% Warehouse - $4.6bn (3/31/2022)Overview • Warehouse lines with approximately 574 active relationships nationwide, of which approximately 50% sell a portion of their loans to Flagstar • Collateralized by mortgage loans being funded which are paid off once the loan is sold • Diversified property types which are primarily income- producing in the normal course of business • Focused on experienced top-tier developers with significant deposit and non-credit product opportunities • Lines of credit and term loans for working capital needs, equipment purchases, and expansion projects • Primarily relationships with Michigan based companies and national finance companies Warehouse Commercial Real Estate Commercial & Industrial Industry Collateral Breakdown Property type Agency & Conventional 53% Jumbo 14% Government 18% Non-QM 15% Home Building, 27% Multi Family, 14% Owner Occupied 12% Retail 10% Hotel/Motel 12% Office 8% Other, 17%

10 1st Quarter 2022 NPLs and performing TDRs ($mm) 1. Includes early stage delinquencies, defined as 30 to 89 days past due 2. Includes $33 million of first residential mortgage loans that are current in accordance with their forbearance exit plan and have not yet returned to accrual status as of March 31, 2022 3. includes one commercial loan that is current in accordance with it's agreed payment plan and not yet returned to accrual status 4. Excludes nonperforming loans held-for-sale Allowance coverage (% of loans HFI) 1.8% 1.6% 1.3% 1.3% 1.1% 3.1% 2.6% 2.3% 2.0% 1.6% 3/31/2021 6/30/2021 9/30/2021 12/31/2021 3/31/2022 Total Total excl. Warehouse Delinquencies(1) (% of loans HFI) Nonperforming loan and asset ratios Asset quality 0.50% 0.67% 0.75% 1.16% 0.90% 3/31/2021 6/30/2021 9/30/2021 12/31/2021 3/31/2022 0.45% 0.57% 0.70% 0.74% 0.84% 0.40% 0.53% 0.66% 0.70% 0.80% 0.23% 0.30% 0.37% 0.39% 0.48% 3/31/2021 6/30/2021 9/30/2021 12/31/2021 3/31/2022 NPA/LHFI & OREOs (4) NPL & TDRs/LHFI NPA/Total Assets (4) 36 33 34 22 23 42 55 58 62 97 18 19 35 32 9 $92 $107 $127 $116 $129 3/31/2021 6/30/2021 9/30/2020 12/31/2021 3/31/2022 Performing TDRs Consumer NPLs (2) Commercial NPL (3)

11 1st Quarter 2022 CECL methodology - Forecast • 2-year forecasts as of March 31, 2022 reflecting current economic conditions weighted 40% base, 30% adverse and 30% growth. • Composite forecast unemployment ends 2022 at 4 percent, slightly increasing in 2023, and will recover in 2024, ending the year at 4 percent. • GDP continues to recover throughout 2022 and returns to pre-COVID levels in 2023. • HPI decreases slightly through year-end, and remain flat through the fourth quarter of 2023. • CECL day 1 reserve (1/1/2020) was $140 million ($130 million ALL and $10 million unfunded) with a coverage ratio of 1.2% of loans HFI, or 1.5% when excluding warehouse loans. Allowance for credit losses ($mm) Current Expected Credit Loss (“CECL”)

Flagstar's one-stop-shop mortgage model

1st Quarter 2022

Bank Synergies

- Warehouse Lending
- MSR and Servicing Advance Lending
- Custodial Deposits – fund balance sheet
- HELOCs

Sales – multi channel

- TPO
- Distributed Retail
- Direct Lending
- People
- Products
- CRA

Secondary & Cap Markets

- Pricing & Hedging
- Outlets
  - Sales
  - Securitizations
  - Retain on B/S


Mortgage Originations
Capacity & Quality
Mortgage Operations
Sub-servicing Opportunities
Mortgage Servicing
Recapture and Retention
MORTGAGE BANKING & SERVICING
Teamwork
Customer Satisfaction
Risk & Compliance
Optimize Results

Performing

- Growth & Scale
- Customer Feedback
- Risk and Compliance
- Other Revenue Opportunities

Default

- Risk and compliance
- Delinquency Mgt
- Forbearance Mgt
- Claims process
- Minimize losses

MSR Creation

- Sale and retain subservicing
- Retain MSR
  - Agency
  - GNMA
- Protect asset

Mortgage Ops

- Service
- Multi skilled operators
- Risk and Compliance
- Variable cost model
- Support

12 | Flagstar Bancorp

13 1st Quarter 2022 34% 49% 43% 51% 56% 4.0 4.7 3.4 2.5 2.4 2.7 2.9 2.8 2.7 2.0 1.4 1.0 1.1 0.8 1.0 2.7 2.1 2.1 1.4 1.2 1.5 1.7 1.9 1.5 1.1 $12.3 $12.4 $11.3 $8.9 $7.7 1Q21 2Q21 3Q21 4Q21 1Q22 Correspondent Bulk Broker Distributed Retail Direct Lending 4.0 5.6 5.7 5.0 4.0 9.8 7.2 6.8 5.7 4.2 $13.8 $12.8 $12.5 $10.7 $8.2 1.07% 1.03% 1.00% 1.14% 1.24% 1Q21 2Q21 3Q21 4Q21 1Q22 Purchase originations Refinance originations Mortgage expense 10.2 9.1 9.4 7.3 5.5 2.5 2.4 2.0 1.9 0.9 1.1 1.3 1.1 1.5 1.8 $13.8 $12.8 $12.5 $10.7 $8.2 1Q21 2Q21 3Q21 4Q21 1Q22 Conventional Jumbo Government Closings by mortgage type ($bn) Net gain on loan sales – revenue and margin Fallout-adjusted locks by channel ($bn) $227 $168 $169 $91 $45 1.84% 1.35% 1.50% 1.02% 0.58% 1Q21 2Q21 3Q21 4Q21 1Q22 Gain on loan sale ($mm) Gain on sale margin (HFS) Closings by purpose and expense ratio ($bn) 34% 34% 33% 36% 36% Retail Mix % Mortgage originations Purchase Mix %

14 1st Quarter 2022 MSR / CET1 (Bancorp) Quarter-end loans serviced (000’s) Servicing profitability 161 139 125 137 155 921 975 1,007 1,033 1,041 1,148 1,182 1,203 1,234 1,256 1Q21 2Q21 3Q21 4Q21 1Q22 Serviced for Others Subserviced for Others Flagstar Loans HFI 20% 15% 14% 15% 20% 1Q21 2Q21 3Q21 4Q21 1Q22 Average custodial deposits ($bn) $6.3 $7.2 $6.2 $6.2 $5.0 1Q21 2Q21 3Q21 4Q21 1Q22 Mortgage servicing $16 $17 $17 $20 $21 1,117 1,165 1,192 1,218 1,245 1Q21 2Q21 3Q21 4Q21 1Q22 Earnings before Tax ($mm) Average Loans Serviced ($000's)

15 1st Quarter 2022 Observations 1Q22 Tier 1 Leverage CET-1 to RWA Tier 1 to RWA Total RBC to RWA 1Q22 11.8% 13.8% 15.1% 16.5% 4Q21 10.5% 13.2% 14.4% 15.9% Flagstar Bancorp Total Risk Based Capital Ratio • Estimated $700 million of excess capital above our internal target operating range for our regulatory capital ratios • Total risk based capital ratio of 16.5% o Total risk based capital ratio would have been 18.6% if the risk-weighting of warehouse loans were adjusted to 50% • Tier 1 leverage ratio ended the quarter at 11.8% o Almost 700 basis points of tier 1 leverage attributed to warehouse loans, loans held for sale and loans with government guarantees that have not yet been repurchased Capital 11.2% 11.3%

16 1st Quarter 2022Appendix Company overview 17 Financial performance 20 Community banking 22 Mortgage servicing 31 Mortgage originations 33 Capital and liquidity 35 Guidance 38 Non-GAAP reconciliation 39

17 1st Quarter 2022 Community banking • Leading Michigan-based bank with a balanced, diversified lending platform • $23.2bn of assets and $17.3bn of deposits • 206k household & over 29k business relationships Mortgage origination • 6th largest bank originator of residential mortgages ($44.2bn during twelve months ended March 31, 2022) • Scalable platform originating business in all channels and all 50 states including 82 retail home lending offices • More than 1,100 correspondent and more than 1,600 broker relationships Corporate Overview • Traded on the NYSE (FBC) • Headquartered in Troy, MI • Market capitalization $2.5bn(1) • Member of the Russell 2000 Index 1. Market capitalization as of April 25, 2022 2. Includes eight home lending offices located in banking branches. 82 Retail home lending Offices(2) 158 Flagstar Bank Branches Mortgage servicing • 5th largest sub-servicer of mortgage loans nationwide • Servicing 1.3 million loans as of March 31, 2022 • Efficiently priced deposits from escrow balances Flagstar at a glance COMPANY OVERVIEW

COMPANY OVERVIEW
1st Quarter 2022

Flagstar has a strong executive team

Board of Directors
John Lewis
Chairman

Sandro DiNello
President & CEO

- CEO since 5/13
- Over 40 years of banking experience with Flagstar and its predecessors with a strong emphasis on community banking, including the management of retail operations and product strategy

Chief Audit Officer
Meagan Belfinger

Chief Human Resources Officer
David Hollis

Corporate Responsibility
Beth Correa

General Counsel
Paul Borja

Chief Financial Officer
Jim Ciroli
- CFO since 8/14
- More than 30 years of banking and financial services experience with First Niagara, Huntington and KeyCorp

Mortgage Banking and Servicing
Lee Smith
- Since September 2020
- Previously COO for 7 years May 2013 – Aug 2020
- Formerly a partner of MatlinPatterson Global Advisors and a Senior Director at Zolfo Cooper
- Extensive experience in financial management and operations

Community Banking
Reggie Davis
- More than 35 years of banking experience with Suntrust, Royal Bank of Canada, and Wachovia

Chief Risk Officer
Steve Figliuolo
- CRO since 6/14
- Over 40 years of financial services experience with Citizens Republic, Fleet Boston Financial, First Union and Chase Manhattan

Operations
Karen Buck
- Joined Flagstar in 1/21
- Over 30 years of experience in the financial services industry, most recently with TD Bank

Chief Information Officer
Jennifer Charters
- CIO since 6/18
- Over 25 years of IT and financial services experience with Ally Financial and Accenture

18

19 1st Quarter 2022 Risk management Best-in-class risk management platform with 265 FTEs(1) 1. Does not include 26 FTEs in internal audit as of 3/31/2022. Kristina Janssens Chief Compliance Officer Sandro DiNello President & CEO Board of Directors Steve Figliuolo Chief Risk Officer Risk Committee Enterprise Risk Committee 52 56 13 3 16 57FTEs Regulatory Affairs Chief Credit Officer QC / Appraisal Review MFIU Fraud Investigations Operational Risk Financial Crimes (BSA/AML) Compliance 13 Vendor Management 35 Information Security 20 COMPANY OVERVIEW

20 1st Quarter 2022 ● Solid growth in banking and subservicing has created more stable earnings ● Focus on efficiency and expense management Revenue Composition and Earnings Metrics Revenue (millions) Three Months Ended Mar 31, 2021 Three Months Ended Mar 31, 2022 Percentage of Revenue Percentage Increase Community Banking 174$ 140$ 44% -20% Mortgage Servicing 62 67 20% 8% Subtotal 236 207 64% -12% Mortgage Origination 300 130 40% -57% Other (23) (12) -4% -48% Total 513$ 325$ 100% -37% Financial Metrics Adjusted Diluted Earnings per Share 2.80$ 1.02$ -63.6% Adjusted Return on Average Assets 2.0% 0.9% 1 bps Adjusted ROATCE 28.0% 9.1% (19) bps FINANCIAL PERFORMANCE 1. Non-GAAP number for 2020 and 2021. Please see reconciliations on pages 39 - 40. (1) (1) (1) Financial performance

21 1st Quarter 2022 164 159 156 164 156 148 131 125 121 102 $312 $290 $281 $285 $258 1.07% 1.03% 1.00% 1.14% 1.24% 1Q21 2Q21 3Q21 4Q21 1Q22 Non-Mortgage NIE Mortgage NIE Mortgage expense (3) 217 208 200 208 195 296 226 260 176 130 $513 $434 $460 $384 $325 1Q21 2Q21 3Q21 4Q21 1Q22 Non-Mortgage Revenue Mortgage Revenue Quarterly noninterest expense ($mm) and efficiency ratio $312 $290 $281 $285 $258 61% 67% 61% 74% 80% 1Q21 2Q21 3Q21 4Q21 1Q22 Noninterest expense Efficiency ratio (4) (4) Quarterly results Quarterly revenue ($mm) Quarterly adjusted noninterest expense ($mm) (1) (2) (1) (2) (2) 1. Includes Servicing segment 2. Includes direct allocations. 3. As a percentage of that period’s close volume 4. Non-GAAP number for 1Q21, 2Q21, 3Q21, 4Q21, and 1Q22. Please see reconciliations on pages 39 - 40. FINANCIAL PERFORMANCE

22 1st Quarter 2022 $106 $115 $124 $123 $126 $138 $146 $152 $148 $168 $180 $189 $189 $183 $195 $181 $165 $15.4 $16.0 $16.8 $16.4 $16.3 $17.8 $19.0 $20.7 $21.2 $23.6 $24.3 $25.3 $25.4 $23.9 $25.3 $24.1 $21.5 1Q18 2Q18 3Q18 4Q18 1Q19 2Q19 3Q19 4Q19 1Q20 2Q20 3Q20 4Q20 1Q21 2Q21 3Q21 4Q21 1Q22 Net interest income ($mm) Average earning assets ($bn) 2.76% 2.86% 2.93% 2.99% 3.09% 3.08% 3.05% 2.93% 2.81% 2.88% 2.94% 2.98% 3.02% 3.06% 3.04% 2.98% 3.12% Average earning assets and net interest income Higher net interest income is stabilizing earnings 1. References non-GAAP number for 4Q18; excludes $29 million of hedging gains reclassified from AOCI to net interest income in conjunction with the payment of long-term FHLB advances. Please see reconciliations on pages 39 - 40. 2. References non-GAAP number as it excludes impact of $0.1 billion(2Q20), $1.4 billion (3Q20), $1.8 billion (4Q20), $1.8 billion (1Q21), $1.3 billion (2Q21), $0.4 billion (3Q21), $0.2 billion (4Q21), and $0.1 billion (1Q22) of average balance of loans with government guarantees that have not been repurchased and do not accrue interest. Please see reconciliations on pages 39 - 40. COMMUNITY BANKING CAGR 25% CAGR 30% Adjusted NIM: (1) (2)(2) (1) (2) (2)(2) (2) (2)(2)(2)

COMMUNITY BANKING
1st Quarter 2022

Strong market position

- Leading deposit share in Michigan, Fort Wayne, IN[(1)], and San Bernardino County, CA (High Desert Region)
- Provides access to markets with attractive demographics and low-cost, stable liquidity for continued balance sheet growth

Michigan deposit share

2021 Rank Overall	Institution	Branches	Deposits as of 06/30/2021 ($mm) Total	Share	% YoY Change
1	JPMorgan Chase	194	$74,621	24%	18%
2	Huntington	415	39,892	13%	0%
3	Comerica	193	39,011	12%	10%
4	Bank of America	82	30,661	10%	5%
5	PNC	152	23,361	7%	10%
6	Fifth Third	182	21,862	7%	1%
7	**Flagstar**	**114**	**17,579**	**6%**	**2%**
8	Citizens	75	6,837	2%	7%
9	Independent	67	3,929	1%	10%
10	Mercantile Bank Corp.	39	3,676	1%	12%
	Top 10	**1,513**	**$261,428**	**84%**	**8%**

Key Markets

Market	Flagstar Deposits $mm	Flagstar Deposits % of total	Deposit mkt share	Median HHI	Proj HHI growth [(5)]	Proj pop growth [(5)]
Oakland County, MI[(1)]	$ 6,966	53.6%	9.0%	$ 86,562	10.7%	1.4%
Grand Rapids, MI MSA	342	2.6%	1.1%	68,835	10.2%	2.7%
Ann Arbor, MI MSA	256	2.0%	2.0%	78,844	12.5%	1.7%
Fort Wayne, IN[(2)]	925	7.1%	7.3%	60,610	9.4%	2.8%
Key Midwest Markets[(3)]	8,490	65.3%	6.4%	82,786	10.6%	1.6%
San Bernardino County, CA [(4)]	760	5.8%	1.0%	60,922	12.8%	3.6%
National aggregate				**$ 67,761**	**9.0%**	**2.9%**

Source: S&P Global Market Intelligence; Note: Deposit data as of June 30, 2021 and projections based on 2021 estimates; MI-based banks highlighted.

1. Oakland County data excludes $5.7bn of custodial deposits held at company headquarters.
2. Fort Wayne, IN deposit data is based on Fort Wayne, IN Fed District. Fort Wayne, IN demographic data is based on counties within Fort Wayne, IN Fed District, deposit weighted based on Flagstar's portfolio.
3. Key Midwest Markets Median HHI, based on Flagstar's portfolio.
4. Deposit data is based on High Desert Region of San Bernardino County, CA. projected HHI growth and projected population growth are deposit weighted
5. 2021–2026 growth rates

23 Flagstar Bancorp

24 1st Quarter 2022Community banking Quarter-end commercial loan commitments ($bn) Average deposit funding(1) ($bn) 10.0 9.9 10.0 10.3 10.2 1.8 1.8 2.0 2.0 1.9 7.2 6.2 6.1 6.3 5.0 $20.0 $19.1 $19.4 $19.8 $18.1 1Q21 2Q21 3Q21 4Q21 1Q22 Retail Government Custodial deposits Brokered deposits 1. Includes custodial deposits which are included as part of mortgage servicing. 2.7 2.8 2.7 3.4 3.5 4.7 5.0 4.9 5.4 5.5 10.7 10.7 10.9 11.8 12.5 $18.1 $18.5 $18.5 $20.6 $21.5 1Q21 2Q21 3Q21 4Q21 1Q22 Commercial and Industrial Commercial Real Estate Warehouse Average commercial loans ($bn) Average consumer loans ($bn) 1.5 1.5 1.4 1.5 1.8 3.0 3.1 3.2 3.3 3.2 6.4 5.4 5.4 5.1 4.0 $10.9 $10.0 $10.0 $9.9 $9.0 1Q21 2Q21 3Q21 4Q21 1Q22 Commercial and Industrial Commercial Real Estate Warehouse 2.1 1.9 1.7 1.6 1.5 1.9 1.8 1.9 1.8 1.9 $4.0 $3.7 $3.6 $3.4 $3.4 1Q21 2Q21 3Q21 4Q21 1Q22 Residential First Mortgages Other Consumer Loans COMMUNITY BANKING

25 1st Quarter 2022 • Average LTV ~54% and DSC ~2.2% • 71% LIBOR / 22% Prime Rate / 3% Fixed Rate / 4% SOFR • Shared National Credits ~5% of portfolio Commercial Real Estate ($bn) Commercial real estate portfolio detail Portfolio Characteristics State Breakdown (by collateral location) COMMUNITY BANKING Property Breakdown Michigan 41% Texas 9% California 8% Ohio 7% Colorado 6% Other 29% Home Building 26% Multi Family 14% Owner Occupied 12% Hotel/Motel 12% Retail 10% Office 8% Other 18% Collateral Type NBV Commitment %Utilization Home Builder 0.8$ 2.2$ 39.7% Multi Family 0.5 1.0 46.2% Owner Occupied 0.4 0.4 96.7% Hotel/Motel 0.4 0.5 86.6% Retail 0.3 0.4 83.7% Office 0.3 0.3 92.7% Senior Living Facility 0.3 0.3 79.8% Industrial 0.1 0.2 41.4% Parking Garage/Lot 0.1 0.1 99.9% All Other 0.1 0.1 77.4% Total CRE 3.3$ 5.5$ 59.3%

26 1st Quarter 2022 Commercial & Industrial ($bn) Commercial and industrial portfolio detail Portfolio Characteristics State Breakdown COMMUNITY BANKING MI 30% NY 13% FL 11% CA 7% SC 7% TX 5% NJ 6% OH 3% WI 1%IN 1% OTHER 16% • 79% LIBOR / 6% SOFR / 6% Prime Rate / 5% BSBY / 4% Fixed Rate • Shared national credits ~52% of portfolio Industry Breakdown Financial, insurance & real estate 65% Services 14% Manufacturing 15% Healthcare 2% Distribution 3% Government & education 1% NBV Commitment % Utilization Financial & Insurance 0.7$ 1.4$ 53.1% Services 0.3 0.4 61.7% Manufacturing 0.3 0.4 73.0% Home Builder Finance 0.3 0.7 45.6% Rental & Leasing 0.2 0.4 68.0% All Other 0.2 0.2 100.0% Total C&I 2.0$ 3.5$ 58.1%

COMMUNITY BANKING
1st Quarter 2022

Warehouse lending

- National relationship-based lending platform
- Attractive asset class with good spreads and low credit risk
- Flagstar is well positioned to hold market share, leveraging relationships in complementary lines of business, including home builder finance and mortgage originations
- **Collateral Breakdown:** Agency & Conventional 53.2% Government 17.7% / Jumbo 13.5% / Non-QM 15.5%

Lenders ranked by commitments ($mm)

Rank	Institution	YOY Growth	4Q21 Total	4Q21 Share
1	JPMorgan Chase	12%	$23,000	16%
2	Flagstar	12%	11,815	8%
3	First Horizon	9%	11,600	8%
4	TIAA FSB	0%	10,200	7%
5	Truist Bank	0%	9,051	6%
6	Merchants Bank	20%	9,000	6%
7	Texas Capital	-18%	7,475	5%
8	Wells Fargo	-16%	5,900	4%
9	Western Alliance Bank	17%	5,493	4%
10	Customers Bank	-9%	5,100	4%
	Top 10	4%	$98,634	69%

Source: Inside Mortgage Finance Report published on February 18, 2022, with balances as of December 2021.

FBC warehouse loan commitments ($bn)


Outstandings
Unfunded Commitments
$10.7
4.1
6.6
$10.4
4.5
5.9
$10.8
4.6
6.2
$11.8
6.8
5.0
$12.3
7.7
4.6
3/31/2021
6/30/2021
9/30/2021
12/31/2021
3/31/2022

Net charge-offs


NCO ($mm)
NCO Rate (bps)
6 bps annual loss rate since 2006
29
22
17
17
1
$1.0
$1.1
$1.2
$1.1
2007
2008
2009
2010
2011
2012
2013
2014
2015
2016
2017
2018
2019
2020
2021

27

28 1st Quarter 2022Home builder finance COMMUNITY BANKING Home builder loan commitments(1) ($mm) ● National relationship-based lending platform launched in 1Q16 - Attractive asset class with good spreads (~375 bps) - Meaningful cross-sell opportunities including warehouse loans, commercial deposits and purchase originations ● Flagstar is well positioned - Focused on markets with strong housing fundamentals and higher growth potential - We have direct relationships with 10 of the top 10 and do business with 67 of the top 100 builders nationwide (94 of the top 200) through March 2022. Home builder finance footprint Overview $771 $843 $956 $1,041 $1,225 $1,231 $1,415 $1,451 $1,690 $1,735 $2,002 $2,258 $2,407 $2,731 $2,960 3/31/2021 6/30/2021 9/30/2021 12/31/2021 3/31/2022 Unpaid principal balance Unused Tightening housing supply - 2 4 6 8 10 12 0 1 2 3 4 5 6 7 8 20 0 0 20 0 1 20 0 2 20 0 3 20 0 4 20 0 5 20 0 6 20 0 7 20 0 8 20 0 9 20 1 0 20 1 1 20 1 2 20 1 3 20 1 4 20 1 5 20 1 6 20 1 7 20 1 8 20 1 9 20 2 0 20 2 1 20 2 2 Existing home sales (mm) Months supply of existing homes for sale Source: Bloomberg (through 3/31/22) 1. Commitments are for loans classified as commercial real estate and commercial & industrial. (left axis) (right axis)

29 1st Quarter 2022 • 75 borrowers, average UPB of $15 million and average commitment of $19 million • Total SNC breakdown: C&I ~75% / CRE ~12% / Warehouse ~13% • No nonperforming loans as of 3/31/22 • Loans totaling $55 million are rated as special mention or substandard • Average UPB of ~$16 million per loan • Loans totaling $9 million of UPB classified as nonperforming • Loans totaling $41 million of UPB are rated as special mention or substandard • SNCs comprised $328 million of total leveraged loan UPB Leverage lending commentary Leverage lending and SNCs Shared national credits “SNCs” commentary Portfolio Composition - $0.3bn UPB (3/31/22) COMMUNITY BANKING Portfolio Composition - $1.3bn UPB (3/31/22) Manufacturing 50% Financials & Insurance 20% Services 23% Healthcare 5% Commodities 2% Services 29% Financials & Insurance 28% Rental & Leasing 16% Manufacturing 13% Warehouse 13% Other 1%

30 1st Quarter 2022Allowance for credit losses COMMUNITY BANKING 1. Includes reserve for unfunded commitment of $19 million and $16 million at 09/30/21 and 12/31/2021, respectively. December 31, 2021 March 31, 2022 Amount(1) % of LHFI Amount(1) % of LHFI ($ in millions) Consumer: Residential First Mortgage $ 40 2.6% $ 43 2.9% Home Equity 14 2.3% 16 2.7% Other Consumer 37 3.0% 35 2.8% Total Consumer 91 2.7% 94 2.8% Commercial: Commercial Real Estate 38 1.2% 28 0.9% Commercial and Industrial 36 2.0% 19 1.0% Warehouse Lending 5 0.1% 4 0.1% Total Commercial 79 0.8% 51 0.5% Total Credit Reserve $ 170 1.3% $ 145 1.1% Total Credit Reserve Excluding Warehouse $ 165 2.0% $ 141 1.6%

31 1st Quarter 2022 Freddie 35% Fannie 46% GNMA 18% Private 1% By Investor MSR portfolio MSR portfolio characteristics (% UPB)MSR portfolio statistics Measure ($mm) 12/31/2021 3/31/2022 Difference Unpaid principal balance $34,766 $38,929 $4,163 Fair value of MSR $392 $523 $131 Capitalized rate (% of UPB) 1.12% 1.34% 22 bps Multiple 3.580 4.161 0.581 Note rate 3.31% 3.31% 0 bps Service fee 0.31% 0.31% 0 bps Average Measure ($000) UPB per loan $256 $259 $3 FICO 734 736 2 Loan to value 72.56% 72.10% (46) bps Net return (loss) on mortgage servicing rights ($mm) $ Return 1Q21 2Q21 3Q21 4Q21 1Q22 Net hedged profit (loss) $2 $4 $3 $7 $7 Carry on asset 34 27 24 22 21 Run-off (39) (28) (20) (18) (15) EBO MSR Write-off (2) (8) (7) (0) (1) Gross return on the MSR ($) ($5) ($5) $0 $10 $12 Sale transaction & P/L 5 0 (3) 1 3 Model changes - - 12 8 14 Net return on the MSR ($) $0 ($5) $9 $19 $29 Average MSR ($) $369 $396 $290 $358 $443 Net return on the MSR (%) 0.2% -4.9% 12.3% 20.5% 26.5% MORTGAGE SERVICING 2022 9% 2021 55% 2020 18% 2019 & prior 18% By Vintage

32 1st Quarter 2022 ($mm) 1Q21 2Q21 3Q21 4Q21 1Q22 Net interest income Interest income (FTP) 6$ 5$ 6$ 6$ 6$ Interest expense on custodial deposits(1) (2) (2) (2) (2) (3) Total net interest income 4 3 4 4 3 Noninterest income(2) Service fee income 36 36 36 42 40 Ancillary fee income 18 19 20 18 21 Late fee income 4 4 4 3 3 Total noninterest income 58 59 60 63 64 Noninterest expense(3) (46) (45) (47) (47) (46) Earnings before Tax 16$ 17$ 17$ 20$ 21$ Average Custodial Deposits ($bn) 7.2$ 6.2$ 6.3$ 6.3$ 5.0$ Average Loans Serviced for Others (000's) 1,117 1,165 1,192 1,218 1,245 Servicing Servicing Profitability MORTGAGE SERVICING 1. Expense on custodial deposits from loans subserviced which is included in net loan administration income for GAAP purposes. Includes intersegment allocation. 2. Service fee income and late fee income are included in net loan administration income for GAAP purposes; ancillary fee income is included in loan fees and charges for GAAP purposes. 3. Includes direct allocations.

33 1st Quarter 2022 • 2.7% market share with #9 national ranking(1) • More than 1,100 correspondent partners • Top 10 relationships account for 13% of overall correspondent volume • Warehouse lines with 325 correspondent relationships MORTGAGE ORIGINATIONS Residential mortgage originations by channel ($bn) BrokerCorrespondent Retail 4.9 4.3 4.3 3.0 2.3 2.5 3.1 3.0 2.9 2.2 1Q21 2Q21 3Q21 4Q21 1Q22 Other Bulk $7.4 $7.4 $7.3 $5.9 $4.5 $1.7 $1.1 $1.1 $1.0 $0.8 1Q21 2Q21 3Q21 4Q21 1Q22 Broker • 0.7% market share with #15 national ranking(1) • 1,600 broker relationships • Top 10 relationships account for 15% of overall brokerage volume 1. Data source: As reported by Inside Mortgage Finance for published 12/31/2021. • 82 retail locations in 28 states • Direct Lending is 59% of retail volume National distribution through multiple channels 3.0 2.4 2.1 1.8 1.2 1.6 1.9 2.0 2.0 1.7 $4.6 $4.3 $4.1 $3.8 $2.9 1Q21 2Q21 3Q21 4Q21 1Q22 Distributed Retail Direct Lending

34 1st Quarter 2022 1. 4 2. 1 2. 3 1. 7 1. 4 1. 6 1. 7 3. 2 2. 6 2. 0 3. 9 4. 8 6. 2 4. 3 4. 5 3. 9 3. 3 2. 1 2. 6 2. 2 1. 8 2. 5 2. 2 1. 5 1. 9 2. 3 1. 9 1. 8 2. 2 4. 1 4. 0 2. 8 2. 5 2. 5 1 99 1 1 99 2 1 99 3 1 99 4 1 99 5 1 99 6 1 99 7 1 99 8 1 99 9 2 00 0 2 00 1 2 00 2 2 00 3 2 00 4 2 00 5 2 00 6 2 00 7 2 00 8 2 00 9 2 01 0 2 01 1 2 01 2 2 01 3 2 01 4 2 01 5 2 01 6 2 01 7 2 01 8 2 01 9 2 02 0 2 02 1 2 02 2 F 2 02 3 F 2 02 4 F $ in t ri ll io n s Flagstar has a scalable origination platform that drives profitability in almost any mortgage origination market MORTGAGE ORIGINATIONS Source: Mortgage Bankers Association (MBA) for actual periods and a blended average of forecast by Fannie Mae (4/19/2022), Freddie Mac (4/18/2022) and MBA (4/13/2022). 1. Adjusted for historical inflation as reported by Bureau of Labor Statistics (2021 = 100). 2. Adjusted for population growth as reported by the U.S. Census Bureau (2021 = 100). U.S. residential mortgage origination market (historical and projected volumes) 0.6 0.9 1.0 0.8 0.6 0.8 0.8 1.7 1.4 1.1 2.2 2.9 3.9 2.8 3.0 2.7 2.4 1.5 2.0 1.7 1.4 2.0 1.8 1.3 1.7 2.1 1.8 1.7 2.2 4.1 4.0 2.8 2.5 2.6 1.1 1.6 1.8 1.3 1.1 1.3 1.3 2.6 2.1 1.7 3.3 4.1 5.4 3.8 4.0 3.5 3.0 1.9 2.4 2.0 1.7 2.3 2.1 1.4 1.8 2.2 1.9 1.7 2.2 4.1 4.0 2.8 2.5 2.6 1.4 2.1 2.3 1.7 1.4 1.6 1.7 3.2 2.6 2.0 3.9 4.8 6.2 4.3 4.5 3.9 3.3 2.1 2.6 2.2 1.8 2.5 2.2 1.5 1.9 2.3 1.9 1.8 2.2 4.1 4.0 2.8 2.5 2.5 Nominal ($) Real(1)($) Adj(2)($)

35 1st Quarter 2022Balance sheet composition CAPITAL AND LIQUIDITY 4% Other liabilities 2% Other long-term debt Liabilities & Equity 1Q22 average balance sheet (%) Assets Attractive relationship lending with very low delinquencies Primarily low risk, stable assets (FHLB stock, BOLI, premises & equipment, deferred tax asset, etc.) ~57% of assets are in lower risk-content assets: cash, marketable securities, warehouse loans, loans held-for-sale and freshly-originated, high-FICO conforming mortgages underwritten by Flagstar 12% Other assets 16% Warehouse loans 20% Loans held-for-sale 29% Commercial loans and Other LHFI (1) Efficiently funds loans held-for-sale and warehouse loans 54% Deposits excluding custodial deposits 8% FHLB borrowings 11% Equity 21% Custodial deposits 12% Mortgage loans held-for-investment 8% Agency MBS 1% Cash 2% MSR 1) Other LHFI includes home equity and other consumer loans.

CAPITAL AND LIQUIDITY
1st Quarter 2022

Liquidity and funding

Adjusted HFI loan-to-deposit ratio[1]


66%
64%
60%
61%
64%
1Q21
2Q21
3Q21
4Q21
1Q22

Liquidity ratio[2]


Cash & investment securities
FHLB borrowing capacity
22%
14%
8%
4Q21
24%
14%
10%
1Q22

Commentary

- Flagstar has invested significantly in building its Community Banking business, which provides attractive core deposit funding for its balance sheet
- These retail deposits are supplemented by custodial deposits from the servicing business
- Much of the remainder of Flagstar's balance sheet is self-funding given it is eligible collateral for FHLB advances (which provides significant liquidity capacity)
- Over $1.7 billion of additional borrowing capacity through the discount window

1. Adjusted HFI loan-to-deposit ratio is total average loans HFI (excluding warehouse loans) expressed as a percentage of total average deposits (excluding custodial deposits). Please see non-GAAP reconciliations on pages 39 - 40.
2. Cash, investment securities and FHLB borrowing capacity expressed as a percentage of total assets.

36

37 1st Quarter 2022 • Flagstar’s asset sensitivity is lower in Q1 2022 as a result of adding pay variable interest rate swaps Interest rate risk CAPITAL AND LIQUIDITY 3/31/2021 6/30/2021 9/30/2021 12/31/2021 3/31/2022 3/31/2021 6/30/2021 9/30/2021 12/31/2021 3/31/2022 Earnings at Risk Economic Value of Equity Scenario 1Q 2021 2Q 2021 3Q 2021 4Q 2021 1Q 2022 +300 Shock 21.3% 28.6% 28.7% 29.5% 19.7% +200 Shock 16.2% 21.4% 21.4% 19.7% 14.8% +100 Shock 9.3% 12.3% 12.0% 11.4% 8.0% Base - - - - - % Change Scenario 1Q 2021 2Q 2021 3Q 2021 4Q 2021 1Q 2022 +300 Shock 40.0% 40.1% 46.3% 47.1% 19.1% +200 Shock 26.4% 26.7% 31.2% 31.3% 11.8% +100 Shock 13.1% 13.3% 15.4% 16.1% 5.1% Base - - - - - % Change

Earnings guidance[(1)]

1st Quarter 2022

2nd Quarter 2022 Outlook (unless otherwise noted)

Net interest income	• Net interest income up 15 to 20% o NIM expands to 3.55% to 3.65% in the second quarter, with a full year NIM also between 3.55% and 3.65% o Earning assets grow approximately 10% on seasonality and growth o Guidance assumes a 50 bps hike in May and June, and a 25 bps hike in September, and December
Noninterest income	• GoS revenue between $50 million and $60 million from seasonally higher FOAL and Improved GOS margins • Net return on MSR 15% to 17% in the second quarter, and 12% to 16% for the full year based on current market conditions • Loan administration income flat, as higher funding credits are offset by increased loans serviced
Noninterest expense	• Noninterest expense of $260 to $270 million, excluding merger cost. o Guidance reflects staffing reductions in mortgage that have already been made • Efficiency ratio in the low-to-mid seventies
Provision for Loan Loss	• No further ACL releases are expected • Provision should approximate NCOs, albeit reflecting strong asset quality

1) See cautionary statements on slide 2.

38

39 1st Quarter 2022 Adjusted ROA, ROE and ROTCE 3 Months ended March 31, 2022 3 Months ended March 31, 2021 Return on Average Assets 0.9% 2.0% Adjustment to remove DOJ benefit (net of tax) 0.0% 0.3% Adjustment for merger costs 0.0% 0.0% Adjusted return on average assets 0.9% 2.3% Return on average tangible common equity 8.6% 28.0% Adjustment to remove DOJ benefit (net of tax) 0.0% 5.0% Adjustment for merger costs 0.5% 0.0% Adjusted return on tangible commmon equity 9.1% 33.0% As of March 31, 2022 As of March 31, 2021 Total stockholders' equity 2,733$ 2,358$ Goodwill and intangible assets 145 155 Tangible book value 2,588$ 2,203$ Number of common shares outstanding 53,236,067 52,752,600 Tangible book value per share 48.61$ 41.77$ As of March 31, 2022 As of December 31, 2021 As of September 30, 2021 As of June 30, 2021 As of March 31, 2021 Average LHFI 12,384$ 13,314$ 13,540$ 13,688$ 14,915$ Less: Average warehouse loans 3,973 5,148 5,392 5,410 6,395 Adjusted average LHFI 8,411$ 8,166$ 8,148$ 8,278$ 8,520$ Average deposits 18,089$ 19,816$ 19,686$ 19,070$ 20,043$ Less: Average custodial deposits 4,970 6,309 6,180 6,188 7,194 Adjusted average deposits 13,119$ 13,507$ 13,506$ 12,882$ 12,849$ HFI loan-to-deposit ratio 68.5% 67.2% 68.8% 71.8% 74.4% Adjusted HFI loan-to-deposit ratio 64.1% 60.5% 60.3% 64.3% 66.3% Tangible Book Value Per Share and Tangible Common Equity to Assets Ratio Adjusted HFI Loan-to-Deposit Ratio Non-GAAP reconciliation NON-GAAP RECONCILIATION $mm

NON-GAAP RECONCILIATION
1st Quarter 2022

Non-GAAP reconciliation (continued)

$mm

Adjusted Total Revenues and Noninterest Expense

	3 Months ended March 31, 2022		3 Months ended March 31, 2021		3 Months ended December 31, 2018	
Net interest income					$	152
Adjustment to remove hedging gains						(29)
Adjusted net interest income					**$**	**123**
Noninterest expense	$	261	$	347		
Adjustment to remove DOJ settlement expense		-		35		
Adjustment for merger costs		3		-		
Adjusted noninterest expense	**$**	**258**	**$**	**312**		
Income before income taxes	$	68	$	194		
Adjustment to remove DOJ settlement expense		-		35		
Adjustment for merger costs		3		-		
Adjusted income before income taxes	**$**	**71**	**$**	**229**		
Provision for income taxes	$	15	$	45		
Adjustment to remove DOJ settlement expense		-		(8)		
Adjustment for merger costs		(1)		-		
Adjusted provision for income taxes	**$**	**16**	**$**	**53**		
Net Income	$	53	$	149		
Adjusted net income	**$**	**55**	**$**	**176**		
Weighted average common shares outstanding		53,219,866		52,675,562		
Weighted average diluted common shares		53,578,001		53,297,803		
Adjusted basic earnings per share	$	1.03	$	3.34		
Adjusted diluted earnings per share	**$**	**1.02**	**$**	**3.31**		

Adjusted Net Interest Margin

	3 Months ended Mar 31, 2022	3 Months ended Dec 31, 2021	3 Months ended Sep 30, 2021	3 Months ended Jun 30, 2021	3 Months ended Mar 31, 2021	3 Months ended Dec 31, 2020	3 Months ended Sep 30, 2020	3 Months ended Jun 30, 2020	3 Months ended Dec 31, 2018
Net interest margin	3.11%	2.96%	3.00%	2.90%	2.82%	2.78%	2.78%	2.86%	3.70%
Hedging gains	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	-0.71%
Adjustment for LGG	0.01%	0.02%	0.04%	0.16%	0.20%	0.20%	0.16%	0.02%	0.00%
Adjusted net interest margin	**3.12%**	**2.98%**	**3.04%**	**3.06%**	**3.02%**	**2.98%**	**2.94%**	**2.88%**	**2.99%**

40
Flagstar Bancorp